UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2009

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

pa-1346601

Item 1.03.                      Bankruptcy or Receivership.

On July 9, 2009, Electroglas, Inc. (the “Company”) and Electroglas International, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (the “Chapter 11 Cases”). The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

A copy of the press release, dated July 10, 2009, announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the bankruptcy petition described above constituted an event of default under the Indenture (defined below) and results in the acceleration of all amounts due under such obligation (the “Accelerated Direct Financial Obligation”). The aggregate amount of the Accelerated Direct Financial Obligation is approximately $25,852,821.  In addition to the Accelerated Direct Financial Obligation, there is approximately $804,687.50 in outstanding unpaid interest due on the Notes (defined below). The ability of the creditors to seek remedies to enforce their rights under such agreements is automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by the filing of the Chapter 11 Cases effectively precludes any action against the Company resulting from such acceleration, absent Bankruptcy Court approval.

  •   Indenture, dated as of March 26, 2007, between the Company, Electroglas International, Inc., as Guarantor and The Bank of New York, as Trustee, for the 6.25% Convertible Senior Subordinated Secured Notes due 2027 (the “Notes”).  The current principal amount outstanding under the Notes is $25,750,000.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: July 10, 2009	By:	/s/ Thomas E. Brunton Thomas E. Brunton Chief Financial Officer

EXHIBIT INDEX

Exhibit
Description
99.1	Press Release dated July 10,2009.